                                                              Exhibit (h)(II)(7)

          MASTER FUND SUB-ACCOUNTING AND SUB-ADMINISTRATION AGREEMENT

      THIS AGREEMENT is made as of the 30th day of June, 2005, by and between New York Life Investment Management LLC ("NYLIM"), and Investors Bank & Trust Company, a Massachusetts trust company (the "Bank").

      WHEREAS, NYLIM is the manager and/or administrator of the Funds listed on Appendix A (each a "Fund", collectively "the Funds"), and, each Fund is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") and is authorized to issue shares of common stock (the "Shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

      WHEREAS, the Bank provides services as a fund accounting agent and administrator of registered investment companies; and

      WHEREAS, NYLIM provides certain administration and accounting services to the series of the Funds and NYLIM wishes to continue to perform such services; and

      WHEREAS, NYLIM and the Bank desire to enter into an agreement pursuant to which the Bank shall provide fund sub-accounting and sub-administrative services on behalf of those certain investment portfolios of the Funds listed on Appendix A hereto (each hereinafter, a "Portfolio"), as such Appendix A may be amended from time to time

      NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. APPOINTMENT.

      NYLIM hereby retains the Bank as sub-administrator and fund sub-accountant of the Portfolios for the period and on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services herein set forth, for the compensation as may be agreed to from time to time in writing between the parties.

2. DEFINITIONS.

      Whenever used herein, the terms listed below will have the following meaning:

      2.1 Authorized Person. Authorized Person will mean any of the persons duly authorized to give Proper Instructions or otherwise act on behalf of NYLIM, and set forth in a certificate in such form as may be acceptable to the Bank, it being understood that upon the occurrence of any change in the information set forth in the most recent certification on file (including without limitation any person named in the most recent certification who is no longer an Authorized Person as designated therein), NYLIM will provide a new or amended certification setting forth the change and the new, additional or omitted names or signatures. The Bank will be entitled to rely and act upon any Proper Instruction given to it by NYLIM which has been signed by Authorized Persons named in the most recent certification received by the Bank.

      2.2 Proper Instructions. Unless otherwise provided in this agreement, the Bank shall act only upon Proper Instructions. Proper Instructions shall mean instructions (which may be continuing instructions) to the Bank regarding the provision of services under this Agreement given by an Authorized Person, such instructions to be given in such form and manner as the Bank and a Fund shall agree upon from time to time. Oral instructions will be considered Proper Instructions if the Bank reasonably believes them to have been given by an Authorized Person. NYLIM shall cause all oral instructions to be promptly confirmed in writing by an Authorized Person. The Bank shall act upon and comply with any subsequent Proper Instruction which modifies a prior instruction and the sole obligation of the Bank with respect to any follow-up or confirming instruction shall be to make reasonable efforts to detect any discrepancy between the original instruction and such confirmation and to report such discrepancy to an Authorized Person. NYLIM shall be responsible, at its own expense, for taking any action, including any reprocessing, necessary to correct any such discrepancy or error, and to the extent such action requires the Bank to act, NYLIM shall give the Bank specific Proper Instructions as to the action required. Proper Instructions may include communication effected directly between electro-mechanical or electronic devices. The Bank shall make available to NYLIM, typically by 7:00 p.m. EST each business day, all transaction activity posted on such Fund's account(s) on such business day, together with historical transaction activity for such Fund.

3. SERVICES AS PORTFOLIO ACCOUNTANT.

      (a) Subject to the direction and control of NYLIM, as manager and/or administrator of the Funds, and utilizing information provided by each Fund and its current and prior agents and service providers, the Bank will, all as set forth in Appendixes B and C hereto: (1) calculate daily net asset values of the Portfolio (i) in accordance with each Fund's operating documents and valuation procedures adopted by the Board of Trustees/Directors of each Fund as provided to the Bank, (ii) based on security valuations provided or directed by each Fund, each Fund's investment adviser, and pricing service(s) as provided herein, and (iii) based on expense accrual amounts provided by the Fund or a representative or agent of the Fund; (2) maintain all general ledger accounts and related sub-ledgers needed as a basis for the calculation of each Portfolio's net asset value; (3) communicate at an agreed-upon time the net asset values for each Portfolio to parties as agreed upon from time to time, and
(4) assist NYLIM in conducting various aspects of the Funds' administrative operations. The duties of the Bank shall be confined to those expressly set forth therein, and no implied duties are assumed by or may be asserted against the Bank hereunder. The Bank represents and warrants that it will use reasonable best efforts in performing its duties outlined in Appendixes B and C hereto and will perform such duties in compliance with the requirements of the federal securities laws, and in conformity with industry practices.

      (b) NYLIM shall use its reasonable best efforts to cause the officers, directors, investment adviser(s) and sub-advisers, legal counsel, independent accountants, administrator, transfer agent, and other service providers and agents, past or present, for each Portfolio to cooperate with the Bank and to provide the Bank with such information, documents and advice relating to the Portfolio and the Fund as necessary and/or appropriate or as requested by the Bank, in order to enable the Bank to perform its duties hereunder. In connection with its duties hereunder, the Bank shall (without investigation or verification) be entitled and is hereby instructed to, rely upon any and all Proper Instructions, advice, information or documents provided to the Bank by any Authorized Person. The Bank shall be entitled to rely on any document that it reasonably believes to be genuine and to have been signed or presented by an Authorized Person. The Bank shall not be held to have notice of any change of authority of any Authorized Person until receipt of written notice thereof from the Fund. As used in this Agreement, the term "investment adviser" includes all sub-advisers or persons performing similar services to the Funds. Upon termination of this Agreement, the Bank will deliver all records related to the services performed under this agreement.

      (c) To the extent required by Rule 31a-3 under the 1940 Act, the Bank hereby agrees that all records which it maintains for each Fund pursuant to its duties hereunder are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. Subject to the terms of Section 6, and where applicable, the Bank further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records which are maintained by the Bank for the Fund.

      (d) The Bank shall employ one or more pricing services, as directed by NYLIM, on behalf of each Fund, to determine valuations of portfolio securities. NYLIM shall identify to the Bank the pricing service(s) to be utilized on behalf of each Fund. The Bank shall value the securities at prices provided by such services. For those securities where prices are not provided by the pricing service(s) utilized by the Bank, each Fund's Board of Directors/Trustees or its Valuation Committee shall approve, in good faith, the method for determining the fair value of the securities and provide a copy of the Fund's Valuation Procedures to the Bank. The Fund's investment adviser shall determine or obtain the valuation of the securities in accordance with those procedures and shall deliver to the Bank the resulting prices for use in connection with its marking to market the value of a Portfolio's portfolio securities. The Bank is authorized to rely on the prices provided by such service(s) or by the Fund's investment adviser(s) or other authorized representative of the Fund without investigation or verification.

      (e) Each party will comply with all applicable requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended, the USA PATRIOT ACT of 2002, the Sarbanes Oxley Act of 2002, and with respect to such laws, rules and regulations promulgated thereunder, and the policies and limitations of each Portfolio relating to the portfolio investments as set forth in the Prospectus and Statement of Additional Information, or as otherwise directed in Proper Instructions. The Bank' monitoring and other functions hereunder shall not relieve the Board and the investment adviser(s) of their primary day-to-day responsibility for assuring such compliance.

      (f) The Bank shall use its reasonable best efforts to cause its employees who are deemed to be "access persons" under a Fund's code of ethics to report all personal securities transactions as required by such code of ethics.

4. FUND EVALUATION AND YIELD CALCULATION.

      (a) Fund Evaluation. The Bank shall compute and, unless otherwise directed by the Board of a Fund, determine as of the close of regular trading on the New York Stock Exchange on each day on which said Exchange is open for unrestricted trading and as of such other days, or hours, if any, as may be authorized by the Board of a Fund, the net asset value and the public offering price of a share of capital stock of each Fund, such determination to be made in accordance with the provisions of the Articles and By-laws of the Fund and the Prospectus and Statement of Additional Information relating to the Fund, as they may from time to time be amended, and any applicable resolutions of the Board at the time in force and applicable; and promptly to notify the Fund, the proper exchange and the NASD or such other persons as the Fund may request of the results of such computation and determination. In computing the net asset value hereunder, the Bank may rely in good faith upon information furnished to it by any Authorized Person in respect of (i) the manner of accrual of the liabilities of the Fund and in respect of liabilities of a Fund not appearing on its books of account kept by the Bank, (ii) reserves, if any, authorized by the Board or that no such reserves have been authorized, (iii) the source of the quotations to be used in computing the net asset value, (iv) the value to be assigned to any security for which no price quotations are available, and (v) the method of computation of the public offering price on the basis of the net asset value of the shares, and the Bank shall not be responsible for any loss occasioned by such reliance or for any good faith reliance on any quotations received from a source pursuant to
(iii) or (iv) above.

      (b) Yield Calculation. The Bank will compute the performance results of the Portfolios (the "Yield Calculation") in accordance with the provisions of Release No. 33-6753 and Release No. IC-

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16245 (February 2, 1988) (the "Releases") promulgated by the Securities and
Exchange Commission, and any subsequent amendments to, published interpretations of or general conventions accepted by the staff of the Securities and Exchange Commission with respect to such releases or the subject matter thereof ("Subsequent Staff Positions"), and as may be defined in the Funds' prospectuses and statements of additional information, subject to the terms set forth below:

            (i) The Bank shall compute the Yield Calculation for each Portfolio for the stated periods of time as shall be mutually agreed upon, and communicate in a timely manner the result of such computation to NYLIM.

            (ii) In performing the Yield Calculation for a Portfolio, the Bank will derive the items of data necessary for the computation from the records it generates and maintains for the Portfolio pursuant Section 16 hereof. The Bank shall have no responsibility to review, confirm, or otherwise assume any duty or liability with respect to the accuracy or correctness of any such data supplied to it by NYLIM, the Fund, any of the Fund's designated agents or any of the Fund's designated third party providers.

            (iii) At the request of the Bank, a Fund shall provide, and the Bank shall be entitled to rely on, written standards and guidelines to be followed by the Bank in interpreting and applying the computation methods set forth in the Releases or any Subsequent Staff Positions as they specifically apply to a Portfolio. In the event that the computation methods in the Releases or the Subsequent Staff Positions or the application to a Portfolio of a standard or guideline is not free from doubt or in the event there is any question of interpretation as to the characterization of a particular security or any aspect of a security or a payment with respect thereto (e.g., original issue discount, participating debt security, income or return of capital, etc.) or otherwise or as to any other element of the computation which is pertinent to the Fund, NYLIM, the Fund or any of the Fund's designated agents shall have the full responsibility for making the determination of how the security or payment is to be treated for purposes of the computation and how the computation is to be made and shall inform the Bank thereof on a timely basis. The Bank shall have no responsibility to make independent determinations with respect to any item which is covered by this Section, and shall not be responsible for its computations made in accordance with such determinations so long as such computations are mathematically correct.

            (iv) NYLIM shall keep the Bank informed of all publicly available information and of any non-public advice, or information obtained by the Fund from its independent auditors or by its personnel or the personnel of its investment adviser, or Subsequent Staff Positions related to the computations to be undertaken by the Bank pursuant to this Agreement and the Bank shall not be deemed to have knowledge of such information (except as contained in the Releases) unless it has been furnished to the Bank in writing.

5. FEES; DELEGATION; EXPENSES.

      (a) For the services rendered by the Bank hereunder, NYLIM will pay to the Bank such fees at such rate as shall be agreed upon in writing by the parties from time to time. NYLIM will also pay or reimburse the Bank from time to time for any necessary and proper disbursements, expenses and charges made or incurred by the Bank in the performance of this Agreement (including any duties listed on any Schedule hereto, if any, but excluding Bank's overhead) including any indemnities for any loss, liabilities or expense to the Bank as provided herein. The Bank will also be entitled to reimbursement by NYLIM for all reasonable expenses incurred in conjunction with termination of this Agreement and any conversion or transfer work done in connection therewith, except with respect to a termination by NYLIM due to a breach by Bank of this Agreement.

      (b) Fees and expenses will be calculated monthly. Fees and expenses are owed between Bank and NYLIM. No claim, including a lien, shall be permitted against a Portfolio by Bank. NYLIM will have sixty (60) days after the receipt of an invoice to dispute any charge that appears on such invoice. After such sixty (60) day period, the invoice will be deemed to be complete and accurate and may no longer be disputed.

      (c) The Bank shall not be required to pay or finance any costs and expenses incurred in the operation of a Portfolio, including, but not limited to: security pricing services; outside auditing and legal expenses; expenses in connection with the electronic transmission of documents and information; research and statistical data services; fees and expenses associated with internet, e-mail and other related activities; and extraordinary expenses.

6. PROPRIETARY AND CONFIDENTIAL INFORMATION.

      Both parties hereto agree than any non-public information obtained hereunder concerning the other party or a Fund is confidential and may not be disclosed without the consent of the other party or the Fund, as the case may be, except as may be required by applicable law or at the request of a governmental agency. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity, to an injunction or injunctions without bond or other security to prevent breaches of this provision.

      The Bank agrees on behalf of itself and its employees to treat confidentially and as proprietary information of NYLIM and of each Fund and nonpublic personal information of the Funds' "customers" (each as defined in Rule 3 of Regulation S-P) (collectively, "Confidential Information"), not to use such Confidential Information for any purpose other than performance of its responsibilities and duties hereunder, and not to disclose such Confidential Information except where the Bank may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities or court process, when subject to governmental or regulatory audit or investigation, or when so requested by NYLIM on behalf of a Fund. In case of any requests or demands for inspection of the records of a Portfolio, the Bank will endeavor to notify NYLIM promptly and to secure instructions from a representative of NYLIM as to such inspection. Records and information which have become known to the public through no wrongful act of the Bank or any of its employees, agents or representatives, and information which was already in the possession of the Bank prior to receipt thereof, shall not be subject to this paragraph. The parties agree that they shall abide by the provisions of the Gramm-Leach-Bliley Act ("GLB") and other applicable privacy laws and shall each establish commercially reasonable controls to ensure the confidentiality of the Confidential Information and to ensure that the Confidential Information is not disclosed contrary to the provisions of this Agreement, GLB or any other applicable privacy laws and regulations.

7. LIMITATION OF LIABILITY.

      (a) Notwithstanding anything in this Agreement to the contrary, in no event shall the Bank or any of its officers, directors or employees (collectively, the "Bank Indemnified Parties") be liable to NYLIM or any third party, and NYLIM shall indemnify and hold the Bank and the Bank Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, and reasonable costs and expenses, including reasonable legal fees, (a "Claim") arising as a result of any act or omission of the Bank or any Bank Indemnified Party under this Agreement, except to the extent any such Claim results from the negligence, willful misfeasance, bad faith or reckless disregard of its duties on the part of the Bank or any Bank Indemnified Party. Without limiting the foregoing, neither the Bank nor the Bank Indemnified Parties shall be liable for, and the Bank and the Bank Indemnified Parties shall be indemnified against, any Claim arising as a result of:

            (i) Any act or omission by the Bank or any Bank Indemnified Party in good faith reliance upon the terms of this Agreement, any Officer's Certificate, Proper Instructions, resolution of the Board of Directors/Trustees of a Fund, telegram, telecopier, notice, request, certificate or other instrument reasonably believed by the Bank to be genuine; or

            (ii) Information relied on in good faith by the Bank and supplied by any Authorized Person in connection with the calculation of (i) the net asset value and public offering price of the shares of capital stock of a Fund or (ii) yield calculations;

      (b) The Bank agrees to indemnify and hold harmless NYLIM and its affiliates and their officers and employees ("NYLIM Indemnified Parties") from and against any and all Claims to the extent resulting from the negligence, willful malfeasance, bad faith, reckless disregard of its duties or breach of this Agreement on the part of the Bank, except to the extent any such Claim results from the negligence or willful malfeasance of the NYLIM Indemnified Parties.

      (c) Notwithstanding anything to the contrary in this Agreement, neither party shall be liable to the other party or any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder.

8. TERM AND TERMINATION.

      (a) The term of this Agreement shall be three years commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless written notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days if NYLIM is the non-renewing party, and one hundred eighty days, if Bank is the non-renewing party prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

      Either party hereto may terminate this Agreement prior to the expiration of the Initial Term or any Renewal Term in the event the other party violates any material provision of this Agreement, provided that the terminating party gives written notice of such violation to the other party and such party does not cure such violation within 90 days of receipt of such notice. The Bank's right to termination shall be limited to the Portfolio in respect of which a violation occurred. Termination by either party with respect to a Fund or a Portfolio will not affect the terms of this Agreement with respect to other Funds or Portfolios. This Agreement shall automatically terminate with respect to a Fund sixty (60) days after that Fund's Board of Directors/Trustees votes in person or by consent to terminate the agreement(s) between the Fund and NYLIM pursuant to which NYLIM provides the Fund with administrative and accounting services.

      (b) Notwithstanding anything herein to the contrary, upon the termination of this Agreement or the liquidation of a Portfolio or the Fund, the Bank shall deliver the records of the Portfolio and/or Fund as the case may be, in the form maintained by the Bank (to the extent permitted by applicable license agreements) to NYLIM on behalf of the Fund or person(s) designated by the Fund at NYLIM's cost and expense and thereafter NYLIM, the Fund or its designee shall be solely responsible for preserving the records for the periods required by all applicable laws, rules and regulations. NYLIM shall be responsible for all expenses associated with the movement (or duplication) of records and materials and conversion thereof to a successor fund accounting agent, including all reasonable trailing expenses incurred by the Bank, except for a termination by NYLIM due to a breach of this Agreement by Bank. In addition, in the event of termination of this Agreement, or the proposed liquidation or merger of a Portfolio, and NYLIM requests the Bank to provide additional services to those outlined in this

Agreement in connection therewith, the Bank shall provide such services and be entitled to such compensation as the parties may mutually agree.

      (c) NYLIM may terminate this Agreement upon 30 days' notice in the event
(i) Bank is finally convicted of violating any securities law, banking law or other applicable law, (ii) Bank fails to cure a curable material SAS 70 exception relating to the services performed by Bank hereunder within 90 days, or (iii) any other event or incident occurs which adversely affects the ability of the Bank to perform the services required of it hereunder in a material respect. Any such termination will be deemed to be a termination by NYLIM for a breach of this Agreement by Bank.

9. NOTICES.

      Any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto will be sufficiently given if addressed to such party and delivered via (i) United States Postal Service registered mail, (ii) telecopier with written confirmation, (iii) hand delivery with signature to such party at its office at the address set forth below, namely:

      (a) In the case of notices sent to NYLIM to:

                 Jeffrey Gaboury
                 Managing Director, Fund Accounting & Administration New York Life Investment Management LLC
                 169 Lackawanna Avenue
                 Parsippany, NJ 07054

                 Marguerite E. H. Morrison
                 Managing Director & Associate General Counsel
                 New York Life Investment Management LLC
                 169 Lackawanna Avenue
                 Parsippany, NJ 07054

      (b) In the case of notices sent to the Bank to:

                 Investors Bank & Trust Company
                 200 Clarendon Street, P.O. Box 9130
                 Boston, Massachusetts 02117-9130
                 Attention: Christopher E. Jones, Director - Client Management With a copy to: John E. Henry, General Counsel or at such other place as such party may from time to time designate in writing.

10. AMENDMENTS.

      This Agreement may not be altered or amended, except by an instrument in writing, executed by both parties.

11. PARTIES.

      This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by

NYLIM without the written consent of the Bank or by the Bank without the written consent of NYLIM; and provided further that termination proceedings pursuant to
Section 8 hereof will not be deemed to be an assignment within the meaning of this provision.

12. GOVERNING LAW.

      This Agreement and all performance hereunder will be governed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions.

13. COUNTERPARTS.

      This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

14. ENTIRE AGREEMENT.

      This Agreement, together with its Appendices, constitutes the sole and entire agreement between the parties relating to the subject matter herein and does not operate as an acceptance of any conflicting terms or provisions of any other instrument and terminates and supersedes any and all prior agreements and undertakings between the parties relating to the subject matter herein.

15. LIMITATION OF FUNDS.

      The Bank agrees that the obligations assumed by NYLIM hereunder shall be limited in all cases to the assets of NYLIM and that the Bank shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees, or shareholders of the Funds, or any portfolio of a Fund.

16. MAINTENANCE AND AVAILABILITY OF RECORDS.

      The Bank will prepare and maintain records with respect to transactions for which the Bank is responsible pursuant to the terms and conditions of this Agreement, and in compliance with the applicable rules and regulations of the 1940 Act. The books and records pertaining to a Fund that are in possession of the Bank shall be the property of the Fund.

      The books and records of the Bank pertaining to its actions under this Agreement and reports by the Bank or its independent accountants concerning its accounting system, and internal accounting controls will be open to inspection and audit at all times during the Bank's normal business hours, upon reasonable notice, by external auditors employed by the appropriate Fund. Such books and records shall include reports of sufficient scope and in sufficient detail as may reasonably be required by a Fund to provide reasonable assurance that any material compliance inadequacies would be disclosed by the inspection or audit, and, if there are no such inadequacies, the appropriate reports shall so state.

      The books and records relating to a Fund will be preserved by the Bank in the manner and in accordance with the applicable rules and regulations under the 1940 Act. The Bank shall surrender these books and records to the Fund or NYLIM promptly upon request. Upon reasonable request of the Fund, the Bank shall, during the term of this agreement, provide copies of any books and records to the Fund or NYLIM at NYLIM's expense.

17. COMPLIANCE PROGRAM

      The Bank agrees to assist the NYLIM and each Fund's Chief Compliance Officer ("CCO") in complying with each Fund's obligations under Rule 38a-1 under the 1940 Act, including but not limited to: (a) periodically providing the Funds with information about, and any available independent third-party reports on, the Bank's compliance program ("Bank's Compliance Program"); (b) reporting any material deficiencies in the Bank's Compliance Program to the Funds within a reasonable time; (c) reporting any material changes to the Bank's Compliance Program to the Funds within a reasonable time, and (d) providing the Funds with such periodic certifications regarding the foregoing as may reasonably be requested by the Funds and the CCO. The Bank understands that the Boards of Directors/Trustees of the Funds are required to approve the Bank's Compliance Program on at least an annual basis, and acknowledges that this Agreement is conditioned upon the Board of Directors/Trustees approval of the Bank's Compliance Program. In this regard, the Bank shall use reasonable efforts to make available information, including information on the Bank's internal controls and procedures, reasonably required by the CCO to allow the CCO and the Funds to comply with the requirements of relevant rules, regulations and guidance regarding the duties of a CCO, the Funds and their Board of Directors/Trustees for registered investment companies.

18. ASSIGNMENT; DELEGATION.

      This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by a party without the written consent of the other party.

19. USE OF NAME.

      Neither party shall use the name of the other in any prospectus, sales literature or other material in a manner not approved by the other party prior thereto in writing; provided however, that the approval of a party shall not be required for any use of its name or that of its affiliates which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be unreasonably withheld or delayed.

20. BUSINESS RECOVERY.

      The Bank represents and warrants that it has and will continue to have in place a commercially reasonable business recovery program.

21. FORCE MAJEURE.

      Notwithstanding anything otherwise to the contrary in this Agreement, no party shall be liable to the other for any loss or liability arising from any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events, except to the extent that any such loss or liability results from the failure of the Bank to (a) maintain a commercially reasonable business recovery program, and
(b) act reasonably to mitigate, as soon as practicable, the specific occurrence or event.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.

                                        NEW YORK LIFE INVESTMENT MANAGEMENT LLC

                                        By: /s/ Christopher O. Blunt
                                            ----------------------------------
                                              Christopher O. Blunt
                                              Executive Vice President

                                        INVESTORS BANK & TRUST COMPANY

                                        By: /s/ Robert D. Mancuso
                                            -----------------------------------
                                              Name: Robert D. Mancuso
                                              Title: Senior Vice President

                                   APPENDIX A
                                     TO THE
          MASTER FUND SUB-ACCOUNTING AND SUB-ADMINISTRATION AGREEMENT
                                 BY AND BETWEEN
                      NEW YORK LIFE INVESTMENT MANAGEMENT
                                      AND
                         INVESTORS BANK & TRUST COMPANY
                            (AS OF January 2, 2006)

FUND                           PORTFOLIO
----                           ---------
THE MAINSTAY FUNDS             Capital Appreciation Fund
                               Common Stock Fund
                               Convertible Fund
                               Diversified Income Fund
                               Equity Index Fund
                               Global High Income Fund
                               Government Fund
                               High Yield Corporate Bond Fund
                               International Equity Fund
                               Large Cap Growth Fund
                               MAP Fund
                               Mid Cap Growth Fund
                               Mid Cap Value Fund
                               Money Market Fund
                               Small Cap Growth Fund
                               Small Cap Value Fund
                               Tax Free Bond Fund
                               Total Return Fund
                               Value Fund

ECLIPSE FUNDS                  Mid Cap Opportunity Fund
                               Small Cap Opportunity Fund
                               Balanced Fund

ECLIPSE FUNDS INC              All Cap Growth Fund
                               All Cap Value Fund
                               Income Manager Fund
                               Cash Reserves Fund
                               Conservative Allocation Fund
                               Floating Rate Fund
                               Growth Allocation Fund
                               Indexed Bond Fund
                               Intermediate Term Bond Fund
                               Large Cap Opportunity Fund
                               Moderate Allocation Fund
                               Moderate Growth Allocation Fund
                               S&P 500 Index Fund
                               Short Term Bond Fund
                               Growth Equity Fund

MAINSTAY VP SERIES FUND, INC.  Balanced Portfolio

                               Basic Value Portfolio
                               Bond Portfolio
                               Capital Appreciation Portfolio
                               Cash Management Portfolio
                               Common Stock Portfolio
                               Convertible Portfolio
                               Developing Growth Portfolio
                               Floating Rate Portfolio
                               Government Portfolio
                               Growth Portfolio
                               High Yield Corporate Bond Portfolio
                               Income and Growth Portfolio
                               International Equity Portfolio
                               Mid Cap Core Portfolio
                               Mid Cap Growth Portfolio
                               Mid Cap Value Portfolio
                               S&P 500 Index Portfolio
                               Small Cap Growth Portfolio
                               Total Return Portfolio
                               Value Portfolio

MCMORGAN FUNDS                 Balanced Fund
                               Equity Investment Fund
                               Fixed Income Fund
                               High Yield Fund
                               Intermediate Fixed Income Fund
                               Principal Preservation Fund

                                   APPENDIX B
                                     TO THE
           MASTER FUND SUB-ACCOUNTING AND SUB-ADMINISTRATION AGREEMENT
                                 BY AND BETWEEN
                       NEW YORK LIFE INVESTMENT MANAGEMENT
                                       AND
                         INVESTORS BANK & TRUST COMPANY

                      Summary of Fund Accounting Functions

   -  Maintain tax lots for investments.

   -  Maintain general ledger accounts.

   -  Calculate and accrue all expenses.

   -  Book purchases, redemptions and transfers of fund shares.

   -  Calculate gains and losses (security and currency).

   -  Determine fund's net income.

   - Prepare and post statement of assets and liabilities & statement of operations.

   -  Compute market value of the fund using pre-approved pricing vendors.

   -  Calculate the fund's daily Net Asset Value.

   -  Forward reports to fund management daily, weekly or monthly.

   -  Prepare monthly proof packages.

   - Assist independent auditors including provision of detailed account analysis and fiscal year summaries.

   - Perform all necessary allocations for multi-tiered structures, if applicable.

                       Summary of Administration Functions

I. REPORTING & COMPLIANCE
A. Compliance

    -   Sec/Tax Compliance
        Monitor compliance with investment portfolio restrictions

         - Develop a compliance responsibility matrix, consistent with prospectus and SAI

         -  Perform daily compliance testing

         - Notify portfolio manager and compliance officer of any potential compliance violations and monitor resolution

         -  Provide a monthly compliance summary package

         -  Report to CCO/Board on compliance matters

        Monitor compliance with fund procedures, including:
         -  Valuation

         -  Liquidity

         -  Redemptions in Kind

         -  Derivatives

         -  Asset Segregation

         -  Securities Lending

         -  Amortized Cost

         -  Correction of non-money market pricing errors

         -  Perform compliance testing to establish qualification as RIC

        Perform asset diversification testing at quarter end
        Review qualifying income status on a quarterly basis

   - Perform daily compliance testing and provide daily reporting of testing results

   -  Coordinate audits by internal auditors

B. Periodic Management Reporting

   - Prepare quarterly financial information for inclusion in Board book Portfolio of investments
        Financial highlights
        Summary of reportable transactions (Rule 17a-7, Rule 17e-1, etc.) Report to Board on financial matters

C. Expense Administration

   -  Preparation and monitoring
        Prepare and monitor the fund's expense budget

         - Review prior periods' history and current asset projections and develop an operating expense budget

         -  Calculate expense budgets based upon varying asset projections

         -  Notify fund accounting of changes in accrual rates

   -  Monitor fund expenses
        Calculate asset based fees/reimbursements consistent with payment cycles Review multiple class expense differentials
        Prepare detail fund expense analysis on a quarterly basis
        Update expense budget periodically during the year

   -  Payment
        Receive and coordinate payments of fund expenses

         -  Propose allocation of invoices among Funds

         -  Obtain authorized approval to process payment

         -  Coordinate payment with fund accounting

D. Performance Reporting

   -  Calculate Portfolio Performance
        Prepare total return, yield and other performance information for designated periods
        Prepare monthly report for review by management

E. Dividend Calculations

   -  Periodic dividends based on book income
        Calculate periodic dividends to be declared in accordance with management guidelines

      - Calculate dividend projections, if applicable, in accordance with client methodology, including multiple class allocations

      -  Provide dividend calculation worksheets

      -  Coordinate notification with fund accounting and transfer agent

      -  Reconcile dividends declared with amount recorded

      -  Report dividend information to the Board of Directors

   -  Tax-adjusted dividends
        Maintain "book-to-tax" adjustment records

         -  Identify book-tax accounting differences

         -  Track required information related to accounting differences

         - Consult and coordinate tax positions taken with auditors and management

        Income tax distribution requirements
         -  Calculate spillback dividend requirements

        60 day notice requirements
         - Calculate and include in financial statements: dividend received deduction, foreign tax credit, long term capital gain, exempt income percentage and QDI

        Excise tax distribution requirements
         - Calculate required distributions to avoid imposition of excise tax penalty

         -  Project ordinary income from calculated date to 12/31

         -  Ascertain dividend shares

F. Form N-SAR

   -  Coordinate the preparation and filing of Form N-SAR
        Prepare form for filing
        Obtain any necessary supporting documents
        Coordinate applicable responses from management and legal
        Coordinate EDGAR filing process

II.TAX
A. Tax Return Preparation

   -  Prepare income tax returns
        Calculate provisions
        Draft returns for auditor review and signature as paid preparer

   -  Prepare excise tax returns
        Calculate provisions
        Draft returns for auditor review

B. Year-End Shareholder Tax Reporting

   -  Tax year end reporting
        Dividends received deduction
        Foreign Tax Credit
        Tax-Exempt Income
        Coordinate with the transfer agent

        Provide information to meet 60-day notice requirements

III. FINANCIAL REPORTING

A. Financial Reporting Preparation

   -  Coordinate audits by the Funds' independent public accountants

   - Coordinate the preparation and printing of financial statements and notes Draft and manage production cycle
        Coordinate the creation of templates for style and content of statements and notes
        Prepare financial statements and notes
        Coordinate auditor, legal and management review
        Coordinate printing and distribution of reports to shareholders

   -  Coordinate the preparation and filing of Form N-CSR
        Prepare form for filing
        Obtain any necessary supporting documents
        Coordinate applicable responses from management and legal

   -  Coordinate EDGAR filing process

B. 24f-2 Notice

   -  Coordinate the preparation and filing of registration notice under Rule
      24f-2

   -  Accumulate sales, redemption and other information

   -  Draft notice

   -  Coordinate payment with fund accounting

   -  Coordinate EDGAR filing process

IV.INFORMATION TECHNOLOGY

A. Develop and transmit daily files and/or feeds to NYLIM's in-house systems as identified in further due diligence and subsequent design sessions

V. BOARD BOOK SUPPORT

A. Prepare supporting material for inclusion in Board book

B. Summary of reportable transactions (Rule 17a-7, Rule 17e-1, 10f-3, 144A, etc.)

C. Graphs

D. Fund performance-charts/graphs

E. Brokerage commission analysis

F. Dividend summary

G. Prepare Forms 1099-Misc. for Board members

H. Calculate expense tables and provide other supporting financial information for post effective amendments

                                   APPENDIX C
                                     TO THE
           MASTER FUND SUB-ACCOUNTING AND SUB-ADMINISTRATION AGREEMENT
                                 BY AND BETWEEN
                       NEW YORK LIFE INVESTMENT MANAGEMENT
                                       AND
                         INVESTORS BANK & TRUST COMPANY

                       SUMMARY OF ADMINISTRATION FUNCTIONS

                                                                                                         SUGGESTED FUND AUDITOR (A)
             FUNCTION                          INVESTORS BANK                        NYLIM                   OR FUND COUNSEL (C)
-----------------------------------  ---------------------------------  -------------------------------- ---------------------------
MANAGEMENT REPORTING &
TREASURY ADMINISTRATION

Monitor portfolio compliance in      Perform tests of certain specific  Continuously monitor portfolio   A/C - Provide consultation
accordance with the current          portfolio activity designed from   activity and Fund operations in  as needed on compliance
Prospectus, SAI, the 1940 Act, and   provisions of the Fund's           conjunction with the 1940 Act,   issues.
any other applicable laws and        Prospectus, SAI and other          Prospectus, SAI and any other
regulations.                         applicable laws and regulations    applicable laws and
                                     as identified in Compliance        regulations.  Oversee
FREQUENCY: DAILY                     Testing Matrix. Timely report      compliance program for the
                                     potential violations to Adviser.   Funds. Approve IBT Compliance
                                     Follow-up on potential             Testing Matrix.  Monitor
                                     violations.                        testing results and approve
                                                                        resolutions of compliance
                                                                        issues.

Provide compliance summary package.  Provide a report of compliance     Review report.                   A/C - Provide consultation
                                     testing results.                                                    as needed.

FREQUENCY: MONTHLY

                                                                                                         SUGGESTED FUND AUDITOR (A)
             FUNCTION                          INVESTORS BANK                        NYLIM                   OR FUND COUNSEL (C)
-----------------------------------  ---------------------------------  -------------------------------- ---------------------------
Perform asset Diversification        Perform asset diversification      Review test results and take     A - Provide consultation as
testing to Establish qualification   tests at each tax quarter end.     any necessary action. Approve    needed in establishing
as a RIC.                            Timely report potential            tax positions taken.             positions to be taken in
                                     violations to Fund Management.                                      tax treatment of particular
FREQUENCY: QUARTERLY                 Follow-up on issues.                                                issues. Review quarter end
                                                                                                         tests on a current basis.

Perform qualifying income testing    Perform qualifying income testing  Review test results and take     A - Consult as needed on
to establish qualification as a      (on book basis income, unless      any necessary action. Approve    tax accounting positions to
RIC.                                 material differences are           tax positions taken.             be taken. Review in
                                     anticipated) on quarterly basis                                     conjunction with year-end
FREQUENCY: QUARTERLY                 and as may otherwise be                                             audit.
                                     necessary. Timely report
                                     potential violations to Fund
                                     Management. Follow-up on issues.

Calculate total return information   Provide total return               Review total return information.
on Funds as defined in the current   calculations. Provide after-tax
Prospectus and SAI.                  calculations in connection with
                                     post-effective amendment filings.
FREQUENCY: MONTHLY

Prepare the Funds' annual expense    Prepare preliminary expense        Provide asset level
budget. Establish daily accruals.    budget. Notify mutual fund         projections. Approve expense
                                     accounting of new accrual rates.   budget.
FREQUENCY: ANNUALLY

                                                                                                         SUGGESTED FUND AUDITOR (A)
             FUNCTION                          INVESTORS BANK                        NYLIM                   OR FUND COUNSEL (C)
-----------------------------------  ---------------------------------  -------------------------------- ---------------------------
Monitor the Funds' expense budget.   Monitor actual expenses updating   Provide asset level projections  A/C - Provide consultation
Review the Funds' multi-class        budgets/expenses accruals. If      quarterly. Provide vendor        as requested.
expense differentials.               applicable, review expense         information as necessary.
                                     differentials among classes to     Review expense analysis and
FREQUENCY: MONTHLY                   ensure consistency with Rule       approve budget revisions.
                                     18f-3 or the Funds' exemptive
                                     application and the Funds'
                                     private letter ruling or
                                     published ruling.

Receive and coordinate payment of    Propose allocations of invoices    Approve invoices and
Fund expenses.                       among Funds and obtain authorized  allocations of payments. Send
                                     approval to process payment.       invoices to IBT in a timely
FREQUENCY: AS OFTEN AS NECESSARY                                        manner.

Calculate periodic dividend rates    Calculate amounts available for    Establish and maintain dividend  C - Review dividend
to be declared in accordance with    distribution. Coordinate review    and distribution policies.       resolutions in conjunction
management guidelines.               by Fund Management and/or          Approve distribution rates per   with Board approval.
                                     auditors. Notify custody and       share and aggregate amounts.
FREQUENCY: ACCORDING TO DIVIDEND     transfer agent of authorized       Obtain Board approval when       A - Review and approve
POLICY                               dividend rates in accordance with  required.                        dividend calculation
                                     Board approved policy. Report                                       methodology for multi-class
                                     dividends to Board as required.                                     funds. Provide consultation
                                     Obtain Board approval when                                          as requested.
                                     required.

                                                                                                         SUGGESTED FUND AUDITOR (A)
             FUNCTION                          INVESTORS BANK                        NYLIM                   OR FUND COUNSEL (C)
-----------------------------------  ---------------------------------  -------------------------------- ---------------------------
Prepare Director and vendor Form     Summarize amounts paid during the  Provide social security numbers
1099-MISC, as needed.                calendar year to Directors and     and current mailing address for
                                     vendors. Prepare and mail Form     Directors.
FREQUENCY: ANNUALLY                  1099-MISC. Obtain social
                                     security numbers and current
                                     mailing address for Directors.

Prepare selected information for     Prepare selected information for   Review information.
presentation to Fund Management and  inclusion in board material.
Board of Directors as NYLIM may
reasonably request from time to
time.

FREQUENCY: QUARTERLY

Prepare and file Form N-SAR.         Prepare form for filing. Obtain    Provide appropriate responses.   C - Review initial filing.
                                     any necessary supporting           Review and authorize filing.
FREQUENCY: SEMI-ANNUALLY             documents. File with SEC via                                        A - Provide annual audit
                                     EDGAR.                                                              internal control letter to
                                                                                                         accompany the annual
                                                                                                         filing.

FINANCIAL REPORTING

                                                                                                         SUGGESTED FUND AUDITOR (A)
             FUNCTION                          INVESTORS BANK                        NYLIM                   OR FUND COUNSEL (C)
-----------------------------------  ---------------------------------  -------------------------------- ---------------------------
Coordinate the annual audit and      Serve as project manager for       Approve format and text as       A - Perform audit and issue
semi-annual and quarterly            creation, production and           standard. Approve production     opinion on annual financial
preparation and printing of          dissemination of Funds' financial  calendar and assist in managing  statements.
financial statements and notes with  statements. Acquire past           to the schedule. Prepare
Fund Management, IBT mutual fund     financial statements and other     appropriate management letter.   A/C - Review reports.
accounting and the Fund auditors.    information required to create     Review and approve entire
                                     templates, including report style  report. Make appropriate
FREQUENCY: SEMI-ANNUALLY             and graphics. Draft and manage     representations in conjunction
                                     production calendar. Coordinate    with audit.
                                     with IBT fund accounting the
                                     electronic receipt of portfolio
                                     and general ledger information to
                                     create financial statements.
                                     Coordinate resolution of
                                     accounting issues. Coordinate
                                     typesetting of Management
                                     Discussion and Analysis with rest
                                     of financial statements. Using
                                     templates, draft financial
                                     statements, coordinate auditor
                                     and management review, and clear
                                     comments. Where applicable,
                                     coordinate typesetting, printing
                                     of reports and EDGAR conversion
                                     with printer and filing with the
                                     SEC via EDGAR.

                                                                                                         SUGGESTED FUND AUDITOR (A)
             FUNCTION                          INVESTORS BANK                        NYLIM                   OR FUND COUNSEL (C)
-----------------------------------  ---------------------------------  -------------------------------- ---------------------------
Coordinate the preparation and       Draft Form N-CSR, Form N-Q and     Review and approve Form N-CSR    C - Review Form N-CSR and
filing of Form N-CSR and Form N-Q.   certifications and coordinate      and Form N-Q.  Forward signed    Form N-Q
                                     management review. Coordinate      Form N-CSR, Form N-Q and
FREQUENCY: SEMI-ANNUALLY             Edgar conversion with outside      certifications to IBT prior to
                                     printer and filing with the SEC    filing of report.
                                     via Edgar.

TAX

Prepare income tax provisions.       Calculate investment company       Approve tax accounting           A - Provide consultation as
                                     taxable income, net tax exempt     positions to be taken. Approve   needed in establishing
FREQUENCY: ANNUALLY                  interest, net capital gain and     provisions. Identify             positions to be taken in
                                     spillback dividend requirements.   securities to be treated by the  tax treatment of particular
                                     Identify book-tax accounting       Funds as PFICs.                  issues. Perform review in
                                     differences. Track required                                         conjunction with the
                                     information relating to                                             year-end audit.
                                     accounting differences. Identify
                                     lists of potential Passive
                                     Foreign Investment Companies
                                     (PFICs) based on published ICI
                                     survey.

                                                                                                         SUGGESTED FUND AUDITOR (A)
             FUNCTION                          INVESTORS BANK                        NYLIM                   OR FUND COUNSEL (C)
-----------------------------------  ---------------------------------  -------------------------------- ---------------------------
Calculate excise tax distributions.  Identify list of potential PFICs   Approve tax accounting           A - Provide consultation as
                                     based on published ICI survey.     positions to be taken. Review    needed in establishing
FREQUENCY: ANNUALLY                  Calculate required distributions   and approve all income and       positions to be taken in
                                     to avoid imposition of excise      distribution calculations,       tax treatment of particular
                                     tax. Calculate capital gain net    including projected income and   issues. Review and concur
                                     income and foreign currency        dividend shares. Approve         with proposed distributions
                                     gain/loss through October 31.      distribution rates per share     per share.
                                     Calculate ordinary income and      and aggregate amounts. Obtain
                                     distributions through a specified  Board approval when required.
                                     cut off date. Project ordinary     Identify securities to be
                                     income from cut off date to        treated by the Funds as PFICs.
                                     December 31. Ascertain dividend
                                     shares. Identify book-tax
                                     accounting differences. Track
                                     required information relating to
                                     accounting differences.
                                     Coordinate review by Fund
                                     Management and fund auditors.
                                     Notify custody and transfer agent
                                     of authorized dividend rates in
                                     accordance with Board approved
                                     policy. Report dividends to Board
                                     as required.

Prepare tax returns                  Prepare excise and RIC tax         Review and sign tax return.      A - Review and sign tax
FREQUENCY: ANNUALLY                  returns.                                                            return as preparer.

                                                                                                         SUGGESTED FUND AUDITOR (A)
             FUNCTION                          INVESTORS BANK                        NYLIM                   OR FUND COUNSEL (C)
-----------------------------------  ---------------------------------  -------------------------------- ---------------------------
Prepare Form 1099-DIV                Obtain yearly distribution         Review and approve information
                                     information. Calculate 1099-DIV    provided.
FREQUENCY: ANNUALLY                  reclasses and coordinate with
                                     transfer agent.

Prepare other year-end tax-related   Obtain yearly income distribution  Review and approve information
disclosures.                         information. Calculate             provided.
                                     disclosures (i.e. dividend
FREQUENCY: ANNUALLY                  received deductions, foreign tax
                                     credits, tax-exempt income,
                                     income by jurisdiction) and
                                     coordinate with transfer agent.